Exhibit 99.2

SUMMIT PROPERTIES INC.

SAME-PROPERTY OPERATING STATISTICS (Dollars in thousands)

	Three Months Ended June 30,

	Number of	Property Revenues			Property Operating Expenses			Property Operating Income (1)			Average Physical Occupancy
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	% Change	2003	2002	% Change	2003

Orlando, FL	270	$670	$670	0.0%	$285	$282	1.1%	$385	$388	-0.8%	96.4%
Southeast Florida	1,715	5,686	5,745	-1.0%	2,153	1,982	8.6%	3,533	3,763	-6.1%	94.9%
Washington, DC	2,301	7,792	7,875	-1.1%	2,235	2,177	2.7%	5,557	5,698	-2.5%	95.8%
Austin, TX	856	1,955	2,040	-4.2%	898	925	-2.9%	1,057	1,115	-5.2%	94.9%
Charlotte, NC	1,901	4,529	4,819	-6.0%	1,743	1,734	0.5%	2,786	3,085	-9.7%	94.1%
Dallas, TX	1,359	3,053	3,291	-7.2%	1,322	1,332	-0.8%	1,731	1,959	-11.6%	93.4%
Raleigh, NC	1,824	3,726	4,034	-7.6%	1,374	1,300	5.7%	2,352	2,734	-14.0%	94.4%
Atlanta, GA	1,854	4,306	4,933	-12.7%	1,741	1,683	3.4%	2,565	3,250	-21.1%	90.0%

Total Same-Property Portfolio	12,080	$31,717	$33,407	-5.1%	$11,751	$11,415	2.9%	$19,966	$21,992	-9.2%	94.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Three Months Ended June 30,

	Average Physical Occupancy

Markets	2002	Change

Orlando, FL	94.1%	2.3%
Southeast Florida	94.0%	0.9%
Washington, DC	94.8%	1.0%
Austin, TX	89.9%	5.0%
Charlotte, NC	93.9%	0.2%
Dallas, TX	93.0%	0.4%
Raleigh, NC	92.5%	1.9%
Atlanta, GA	92.4%	-2.4%

Total Same-Property Portfolio	93.3%	0.7%

	Six Months Ended June 30,

	Number of	Property Revenues			Property Operating Expenses			Property Operating Income (1)
	Apartment
Markets	Homes	2003	2002	% Change	2003	2002	% Change	2003	2002	% Change

Orlando, FL	270	$1,337	$1,331	0.5%	$579	$545	6.2%	$758	$786	-3.6%
Southeast Florida	1,715	11,310	11,485	-1.5%	4,272	3,962	7.8%	7,038	7,523	-6.4%
Washington, DC	2,301	15,324	15,712	-2.5%	4,543	4,298	5.7%	10,781	11,414	-5.5%
Austin, TX	856	4,000	4,136	-3.3%	1,823	1,833	-0.5%	2,177	2,303	-5.5%
Charlotte, NC	1,901	9,046	9,600	-5.8%	3,570	3,494	2.2%	5,476	6,106	-10.3%
Dallas, TX	1,359	6,099	6,629	-8.0%	2,682	2,671	0.4%	3,417	3,958	-13.7%
Raleigh, NC	1,824	7,537	8,281	-9.0%	2,759	2,626	5.1%	4,778	5,655	-15.5%
Atlanta, GA	1,854	8,820	9,938	-11.2%	3,427	3,313	3.4%	5,393	6,625	-18.6%

Total Same-Property Portfolio	12,080	$63,473	$67,112	-5.4%	$23,655	$22,742	4.0%	$39,818	$44,370	-10.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Six Months Ended June 30,

	Average Physical Occupancy

Markets	2003	2002	Change

Orlando, FL	96.4%	93.3%	3.1%
Southeast Florida	94.8%	94.0%	0.8%
Washington, DC	95.1%	94.2%	0.9%
Austin, TX	93.9%	89.6%	4.3%
Charlotte, NC	94.1%	93.6%	0.5%
Dallas, TX	93.5%	93.8%	-0.3%
Raleigh, NC	95.4%	93.4%	2.0%
Atlanta, GA	91.9%	92.7%	-0.8%

Total Same-Property Portfolio	94.2%	93.3%	0.9%

(1)	See the reconciliation of net income to property operating income set forth following our Statement of Earnings attached to the related earnings press release.

Exhibit 99.2

COMMUNITIES UNDER CONSTRUCTION
(Dollars in thousands)

Please see the text of the related earnings release for a description of certain events that could impact the Company’s projections regarding its development communities.

						Apartment
	Number of			Anticipated		Homes
	Apartment	Budgeted	Costs	Construction	Anticipated	Leased as of
	Homes	Costs	to date	Completion	Stabilization	6/30/2003

Communities in Lease Up
Summit Stockbridge
Atlanta, Georgia	304	$23,600	$21,143	Q3 2003	Q2 2004	62.2%

Communities not yet in Lease Up
Summit Silo Creek
Washington, DC	284	41,700	27,707	Q2 2004	Q4 2004
Reunion Park II by Summit
Raleigh, North Carolina	172	10,800	4,398	Q2 2004	Q3 2004
Summit Las Olas
Ft. Lauderdale, Florida	420	73,700	53,577	Q3 2005	Q1 2006

Subtotal, communities not yet in lease up	876	126,200	85,682
Land and Other Construction Costs	—	—	27,497

Total Communities under construction	1,180	$149,800	$134,322